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                                                                    Exhibit 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the related Prospectus of our report dated April 1, 1998, except for the information in Note 13 as to which the date is September 8, 1998, relating to the financial statements of National Equipment Services, Inc. and Subsidiaries, which report appears in the Prospectus of National Equipment Services, Inc. dated September 16, 1998 and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3).


/s/ PricewaterhouseCoopers

Chicago, Illinois
October 5, 1998